Exhibit 99.1

NEWS RELEASE

THE BANK OF KENTUCKY ANNOUNCES QUARTERLY DIVIDEND OF $0.18 PER SHARE

CRESTVIEW HILLS, KENTUCKY, September 22, 2014 - The Bank of Kentucky Financial Corporation (NASDAQ: BKYF) announced a quarterly cash dividend of $0.18 per common share, payable on October 24, 2014 to shareholders of record as of October 10, 2014. This dividend represents a $.01 or 6% increase over the dividend declared in September of 2013. The $0.18 per common share is equal to the dividend paid in July of 2014.

About The Bank of Kentucky Financial Corporation

The Bank of Kentucky Financial Corporation, a bank holding company with assets of approximately $1.858 billion, offers banking and related financial services to both individuals and business customers through its subsidiary, The Bank of Kentucky, Inc. (the “Bank”).  The Bank operates thirty-two branch locations and fifty-six ATMs.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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